UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 14, 2016

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation)	001-36033 (Commission File Number)	98-1226628 (I.R.S. Employer Identification Number)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information contained in Item 3.02 below is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

On March 14, 2016, Theravance Biopharma, Inc. (the “Company”) and Glaxo Group Limited (“GSK”) entered into an Ordinary Share Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company will issue and sell 1,301,015 of its unregistered ordinary shares at a purchase price of $17.70 per share for aggregate gross proceeds of approximately $23.0 million. The Purchase Agreement is in substantially the same form as the Ordinary Share Purchase Agreement dated October 7, 2015 between the Company and GSK and includes various representations and warranties, conditions to closing, covenants and other provisions that are customary for a share purchase transaction of this nature. No underwriting discounts or commissions were paid in this transaction.  The closing of the transaction is expected to occur on or about March 17, 2016.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of the date of the agreement, are solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may be made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts.

The issuance will be made in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing is a summary of the terms of the Purchase Agreement and is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2016.

As of December 31, 2015, GSK owned approximately 22.0% of the Company’s outstanding shares.  The Company and GSK entered into several agreements in connection with the spin-off of the Company from Innoviva, Inc. (called “Theravance, Inc.” prior to January 7, 2016), one of which was a Governance Agreement and this purchase of shares was made pursuant to the terms of the Governance Agreement. In addition, the Company has an economic interest in future payments that may be made by GSK or an affiliate pursuant to its agreements with Innoviva, Inc. relating to certain drug development programs, including the Closed Triple (the combination of fluticasone furoate, umeclidinium, and vilanterol).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: March 14, 2016	/s/ Renee D. Gala
Renee D. Gala
Senior Vice President and
Chief Financial Officer

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